EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BK Technologies Corporation
West Melbourne, Florida

We hereby consent to the use in this Registration Statement on Form S-3 of BK Technologies Corporation (the “Company”) of our report dated March 4, 2020, relating to the consolidated financial statements of the Company as of December 31, 2019 and 2018 and for each of the years in the two-year period ended December 31, 2019, which appears in this Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Orlando, Florida
December 11, 2020